UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 30, 2013, Deep Well Oil & Gas, Inc. through its 100% owned subsidiaries, Northern Alberta Oil Ltd. and Deep Well Oil & Gas (Alberta) Ltd. (collectively “Deep Well” or the “Company”), entered into a Demonstration Project Joint Operating Agreement (“the Agreement”) with Deep Well’s joint venture partner Andora Energy Corporation on Deep Well’s 50% (25% post Farmout) owned oil sands properties located in North Central Alberta, Canada, also known as the Sawn Lake heavy oil reservoir. As contemplated by this Agreement, the parties have agreed to approve and support a recently approved Steam Assisted Gravity Drainage (“SAGD”) Demonstration Project, whereby Deep Well is required to give written notice as to whether Deep Well wishes to elect to participate in the SAGD Demonstration Project on or before August 30, 2013 and pay in full the cash calls for Deep Well’s initial share of the costs of the SAGD Demonstration Project by September 16, 2013, in the amount of $12,073,512 Canadian.

On August 15, 2013, Deep Well and its joint venture partner amended the SAGD Demonstration Project (“the Amending Agreement”), whereby Deep Well is required to give written notice to elect to participate in the SAGD Demonstration Project on or before August 16, 2013.

On August 15, 2013, and in accordance with the SAGD Demonstration Project Agreement and the Amendment, Deep Well served notice (“Notice of Election”) to its joint venture partner of Deep Well’s election to participate in the SAGD Demonstration Project.

The foregoing summary is qualified in its entirety by the terms of the Demonstration Project Joint Operating Agreement, Amending Agreement and Notice of Election, of which are filed herewith as Exhibits 4.1, 4.2 and 4.3.

Item 9.01   Financial Statements and Exhibits.

The Company issued a press release on August 21, 2013 announcing its election to participate in a SAGD Demonstration Project, which is filed herewith as Exhibit 99.1.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
4.1	SAGD Demonstration Project Agreement dated July 30, 2013, filed herewith.
4.2	Amending Agreement dated August 15, 2013, filed herewith.
4.3	Notice of Election to Participate dated August 15, 2013, filed herewith.
99.1	Press Release dated August 21, 2013, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: August 21, 2013	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO